UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Zevra Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

Zevra Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36913	20-5894398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of principal executive offices)		(Zip Code)

(321) 939-3416

(Registrant’s telephone number, including area code)

KemPharm, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KMPH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01          Other Events.

On February 27, 2023, Zevra Therapeutics, Inc. (the “Company” or "Zevra") issued a press release announcing the filing of a preliminary proxy statement relating to the Company’s annual meeting of stockholders to be held on April 25, 2023. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Additional Information and Where to Find It

Zevra has filed with the SEC a preliminary proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Zevra’s 2023 Annual Meeting of Stockholders. This communication is not a substitute for any proxy statement or other document that Zevra may file with the SEC in connection with any solicitation by Zevra.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ZEVRA AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Zevra free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Zevra are also available free of charge by accessing Zevra’s website at www.zevra.com.

Participants in the Solicitation

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Zevra, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Zevra. Information about Zevra’s executive officers and directors is available in Zevra’s preliminary proxy statement for the 2023 Annual Meeting of Stockholders, which was filed with the SEC on February 27, 2023. The preliminary proxy statement is available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Zevra are also available free of charge by accessing Zevra’s website at www.zevra.com.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated February 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zevra Therapeutics, Inc.

Date: February 27, 2023	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer

Exhibit 99.1

Zevra Therapeutics, a Rare Disease Therapeutics Company, Files Preliminary Proxy

CELEBRATION, FL, February 27, 2023 – Zevra Therapeutics, Inc. (NasdaqGS: KMPH) (“Zevra” or the “Company” and formerly known as KemPharm, Inc.), today announced it has filed its preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2023 Annual Meeting of Stockholders (“Annual Meeting”), which is scheduled to take place on April 25, 2023. Stockholders do not need to take any action with respect to the 2023 Annual Meeting at this time.

In its preliminary proxy statement, Zevra announced that the Board has nominated three directors for re-election at the Company’s Annual Meeting — Richard W. Pascoe, David S. Tierney, M.D., and Christopher A. Posner.

With the re-election of these serving directors, the Zevra Board will comprise seven highly qualified individuals, five of whom are independent and each of whom is actively engaged in overseeing Zevra’s transformation into a commercially driven rare disease therapeutics company. The three incumbent directors collectively bring decades of biotech and pharmaceutical experience, both as senior executives and as members of public company boards. These directors bring valuable experience across a range of relevant areas, including drug development, medical, finance, business development and commercialization, which are essential to drive continued momentum and stockholder value as the Company executes on its transformative growth strategy.

The Zevra Board and management team remain focused on delivering life-changing treatments to people with rare conditions and their families awaiting better options, while driving enhanced value for all stockholders. The Company recently launched Zevra as its new corporate name and brand — an important step forward in its transformation from a prodrug development company with an out-licensing model, into a commercially-driven company intently focused on giving its promising rare disease therapeutic candidates a fighting chance to reach patients and improve their quality of life.

Having changed its corporate name from KemPharm to Zevra Therapeutics, the Company will begin trading under the new ticker symbol “ZVRA” on the Nasdaq Global Market on or about March 1, 2023.

“Our name change and new Zevra brand are key steps in advancing our company’s focus on rare disease therapeutic research, development and commercialization,” said Matthew R. Plooster, Chairman of the Zevra Board of Directors. “Under the leadership of our new CEO, Richard W. Pascoe, we believe Zevra is better positioned today than at any point in its history as we work toward our key priorities to secure regulatory approval for our pipeline assets, build top-tier commercial capabilities and enhance our pipeline through targeted business development transactions. We are confident in the team, in our strong financial foundation and diverse portfolio of multiple clinical programs, and in our ability to deliver value in 2023 and beyond.”

In its preliminary proxy statement, the Company disclosed that a stockholder, Daniel Mangless, is proposing the election of three other candidates to the Board of Directors. The Zevra Board believes that electing any of these candidates would diminish the overall quality of, and experience represented on, the Board. The Board recommends that stockholders reject these efforts by Mr. Mangless to advance his own interests, which the Board believes are not in the best interests of the Company and all Zevra stockholders.

Additionally, Mr. Mangless has submitted a proposal to adopt a resolution at the Annual Meeting that would repeal any provision of the Company’s Amended and Restated Bylaws in effect at the time of the Annual Meeting that was not included in the Company’s Amended and Restated Bylaws in effect as of January 1, 2023. The Board also believes this proposal is opposite the interests of all Zevra stockholders.

Travis C. Mickle, Ph.D., a co-founder and longtime executive and director of the Company, said, “I fully support Zevra’s strategy to evolve into a commercial organization focused on developing transformational, patient-focused therapies for rare diseases with limited or no treatment options. This is an exciting time for the Company with much opportunity ahead. Proxy battles can be costly and distracting, and as such, I intend to vote in favor of the Zevra slate. I trust that the Board and stockholders will work together to find a reasonable path forward as we have in the past.”

Zevra currently has two FDA-approved products, highlighted by AZSTARYS®, a once-daily product for the treatment of ADHD in patients aged six years and older, and continues to support its ongoing commercialization by partner Corium, Inc. The Company continues to make progress with the updated New Drug Application (“NDA”) for arimoclomol as a treatment for Niemann-Pick disease type C (“NPC”), which is expected to be filed as early as the third quarter of 2023. In addition, in December 2022, Zevra initiated its Phase 2 clinical trial investigating KP1077 as a treatment for idiopathic hypersomnia (“IH”), a rare neurological sleep disorder, with interim efficacy and safety data expected as early as the third quarter of 2023 and full Phase 2 data available as early as year-end 2023.

With $102.9 million in cash, cash equivalents and long-term investments as of December 31, 2022, Zevra expects its available capital will fund its development plans and extend its cash runway into 2026. The Company believes the numerous milestone opportunities anticipated for 2023 and beyond will drive continued growth at Zevra.

Zevra’s preliminary proxy materials can be found on the SEC’s website at www.sec.gov. The Company’s definitive proxy materials will be mailed to all stockholders eligible to vote at the 2023 Annual Meeting. Stockholders may receive materials, in the mail or otherwise, from Daniel Mangless. The Zevra Board recommends that stockholders discard any proxy materials from Daniel Mangless and vote using the WHITE proxy card they will receive as part of the definitive proxy materials that will be delivered by the Company.

About Zevra

Zevra Therapeutics is a rare disease company melding science, data and patient need to create transformational therapies for diseases with limited or no treatment options. With unique, data-driven clinical, regulatory, and commercialization strategies, the Company is overcoming complex drug development challenges to bring much needed therapies to patients.

Arimoclomol, Zevra’s orally-delivered, first-in-class investigational product candidate for the treatment of Neimann-Pick type C (“NPC”), has been granted orphan drug designation, Fast Track designation, and rare pediatric disease designation for the treatment of NPC by the U.S. Food and Drug Administration (“FDA”), and orphan medicinal product designation for the treatment of NPC by the European Medicines Agency (“EMA”).

KP1077 is Zevra’s lead clinical candidate being developed as a treatment for idiopathic hypersomnia (“IH”) and narcolepsy. KP1077 is comprised solely of serdexmethylphenidate (“SDX”), Zevra’s proprietary prodrug of d-methylphenidate (“d-MPH”). KP1077 has been granted orphan drug designation by the FDA for the treatment of IH, and the U.S. Drug Enforcement Agency (“DEA”) has classified SDX as a Schedule IV controlled substance based on evidence suggesting SDX has a lower potential for abuse when compared to d-MPH, a Schedule II controlled substance.

Early access programs are made available by Zevra Therapeutics, Inc. and its affiliates, and are subject to the Company’s Early Access Program (“EAP”) policy as published on its website at zevra.com. Participation in these programs is subject to the laws and regulations of each jurisdiction under which each respective program is operated. Eligibility for participation in any such program is at the discretion of the treating physician.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation and which can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue,” “could,” “intend,” “target,” “predict,” or the negative versions of those words or other comparable words or expressions, although not all forward-looking statements contain these identifying words or expressions. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements include statements regarding: the composition of Zevra’s board of directors; Zevra’s 2023 Annual Meeting of Stockholders and voting at such meeting; Zevra’s transformation into an organization focused on rare disease therapeutic research, development and commercialization; the trading of Zevra’s common stock; Zevra’s ability to secure regulatory approval for pipeline assets, build top-tier commercial capabilities, and enhance its pipeline; Zevra’s ability to deliver value in 2023 and beyond; the promise and potential impact of our preclinical or clinical trial data, including without limitation the initiation, timing and results of any clinical trials or readouts, the timing or results of any Investigational New Drug (“IND”) applications and New Drug Application (“NDA”) submissions for arimoclomol, KP1077, or any other product candidates for any specific disease indication or at any dosage, our cash, cash equivalents and long-term investments and the sufficiency of our cash reserves or our ability to fund our operating and development activities for any specific length of time, and our strategic and product development objectives. These forward-looking statements are based on information currently available to Zevra and its current plans or expectations and are subject to a number of known and unknown uncertainties, risks and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of Zevra’s (formerly KemPharm) Annual Report on Form 10-K for the year ended December 31, 2021, as updated by Zevra’s (formerly KemPharm) Quarterly Report on Form 10-Q for the three months ended September 30, 2022, and Zevra’s (formerly KemPharm) other filings with the Securities and Exchange Commission. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Additional Information and Where to Find It

Zevra has filed with the SEC a proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Zevra’s 2023 Annual Meeting of Stockholders. This communication is not a substitute for any proxy statement or other document that Zevra may file with the SEC in connection with any solicitation by Zevra.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ZEVRA AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Zevra free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Zevra are also available free of charge by accessing Zevra’s website at www.zevra.com.

Participants in the Solicitation

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Zevra, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Zevra. Information about Zevra’s executive officers and directors is available in Zevra’s preliminary proxy statement for the 2023 Annual Meeting of Stockholders, which was filed with the SEC on February 27, 2023. The preliminary proxy statement is available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Zevra are also available free of charge by accessing Zevra’s website at www.zevra.com.

# # #

Zevra Contacts

Nichol Ochsner

+1 (732) 754-2545

nochsner@zevra.com

Jennifer Arcure

+1 (917) 603-0681

Jennifer.arcure@evokegroup.com

Michael Freitag / Tim Lynch / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

+1 (212) 355-4449